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                                                         Exhibit (c)(iv)


                             VOTING AND SHARE DISPOSITION AGREEMENT dated as of July 7, 1997 among the persons listed on the signature pages hereof.

                             ---------------


         Certain of the parties hereto currently serve as directors of The MNI Group Inc., a New Jersey corporation (the "Company"), and/or are also stockholders of the Company ("Original Stockholders"). The other parties are Elliot Elrod and Phillip B. Donenburg ("New Stockholders").

         As a consequence of the merger of the Company's wholly owned subsidiary, MNI Viasub Inc., with and into K.O.S. Industries, Inc. on the date hereof, the New Stockholders have acquired shares of common stock of the Company.

         The Original Stockholders and the New Stockholder (collectively, the "Stockholders") are entering into this Agreement to evidence their understandings with respect to the voting of all shares of common stock of the Company owned by each (collectively, "Company Shares") as to the election of directors, and certain related matters. Contemporaneously with the delivery of this Agreement, each New Stockholder has been appointed a director of the Company.

         NOW, THEREFORE, the parties agree as follows:

         1.   VOTING

              Each Stockholder agrees to vote all Company Shares over which he possesses voting power in favor of the election of a slate of directors of the Company comprised of five or more designees of the Original Stockholders and two designees of the New Stockholders.

         2.   NOMINATION OF SLATE

              Each Stockholder agrees to use all reasonable efforts to cause the management of the Company to propose as candidates for the management slate of directors, nominees comprised of (i) five or more designees of the Original Stockholders and (ii) two designees of the New Stockholders.

         3.   PRESENCE FOR QUORUM PURPOSES

              Each Stockholder agrees that at any duly called meeting of Stockholders of the Company called for the purpose, among others, of electing directors, to use his or its reasonable best efforts to be present in person or by proxy for purposes of establishing a quorum.


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         4.   LIMITED RESTRAINT ON ALIENATION

              The above provisions as to the voting of Company Shares apply to all Company Shares owned by each Stockholder at the time of voting or other taking of action but are not intended to, and shall not, except as set forth in paragraphs 5 and below, limit the freedom of each Stockholder to sell, transfer or otherwise dispose of any Company Shares owned by him in accordance with applicable law, but subject to any other contractual limitation agreed to by such Stockholder.

         5. RESTRICTIONS ON DISPOSITION OF ALL SHARES IN ONE OR SERIES OF RELATED TRANSACTIONS

              The Original Stockholders agree with the New Stockholders that should the Original Stockholders (in one or a series of related non-open market transactions) contract or agree to sell at any time or from time to time during the term of this Agreement fifty percent (50%) or more of the Company Shares they beneficially own as of the date of this Agreement to non-affiliated persons, they shall afford to the New Stockholders the opportunity to participate in any such sale on the same terms as the Original Stockholders. The Original Stockholders, in consideration of the agreement set forth in the preceding sentence, agree, upon written request by the New Stockholders, to include the Company Shares owned by the New Stockholders in any sale contemplated by the preceding sentence on the same terms as the Old Stockholders. Each of the parties shall endeavor to provide at least ten (10) business days advance written notice of any proposed sale subject to the provisions of this paragraph. Any such notice given to the New Stockholders pursuant to this Paragraph 5 shall set forth the proposed sale price and any other material terms and conditions of the proposed sale.

         6.   BINDING ON AFFILIATES

              Each Stockholder agrees with the other Stockholders and the Company that prior to any transfer of Company Shares to any of its Affiliates (as hereinafter defined), it shall cause such Affiliate to agree in writing to be bound by the provisions of this Agreement. "Affiliate," as to any Stockholder, means any member of the family of such Stockholder including spouse, children and any other person whose primary residence is that of such Stockholder, any trust for the exclusive benefit of such persons and any corporation or other entity controlled by such persons.

         7.   COOPERATION

              The parties will cooperate in good faith with each other in carrying out the provisions of this Agreement.

         8.   TERM

              This Agreement shall remain in full force and effect


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through July 7, 2007; subject to earlier termination in the event (i) the parties in the aggregate, no longer own more than five percent (5%) of the outstanding shares of common stock of the Company and (ii) as to any New Stockholder, if he is no longer employed by the Company, in which event the remaining New Stockholder shall be entitled to designate one nominee for election as a Director in accordance with paragraphs 1 and 2 hereof.

         9.   COUNTERPARTS

              This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which originals, when taken together, shall constitute one and the same Agreement.

         10.  GOVERNING LAW

              This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.


                  ***Balance of Page is Intentionally Left Blank***

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


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.



/s/Arnold Gans                    /s/Myra Gans
--------------------------        ------------------------------
Arnold Gans                       Myra Gans


                                  /s/Elliot Elrod
                                  ------------------------------
                                  Elliot Elrod


                                  LN INVESTMENT CAPITAL
                                  LIMITED PARTNERSHIP


/s/Phillip B. Donenburg        By:/s/Michael J. Connelly
-------------------------         ------------------------------
Phillip B. Donenburg              Name:  Michael J. Connelly
                                  Title: Managing General Partner


ACCEPTED:

THE MNI GROUP INC.


By:/s/Arnold Gans
   ------------------------
    Name:     Arnold Gans
    Title:    President




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